Exhibit 21

                         SUBSIDIARIES OF INTERFACE, INC.

                                                              Jurisdiction of
        Subsidiary <F1>                                        Organization
        ----------                                            ------------

 Bentley Mills, Inc.                                         Delaware (USA)
 Facilities Resource Group, Inc.                             Illinois (USA)
 Intek, Inc.                                                 Georgia (USA)
 Interface Americas, Inc.                                    Georgia (USA)
 Interface Americas Re:Source Technologies, Inc.             Georgia (USA)
 Interface Architectural Resources, Inc.                     Michigan (USA)
 Interface Colombia Ltda.                                    Columbia
 Interface de Mexico S.A. de C.V.                            Mexico
 Interface Europe B.V.<F2>                                   Netherlands
 Interface Europe, Ltd.<F3>                                  United Kingdom
 Interface Flooring Systems, Inc.                            Georgia (USA)
 Interface Flooring Systems (Canada), Inc.                   Canada
 Interface Flooring Systems Commercial Ltda.                 Brazil
 Interface Global Holdings ApS <F4>                          Denmark
 Interface Fabrics Group, Inc.<F5>                           Delaware (USA)
 Interface Overseas Holdings, Inc.<F6>                       Georgia (USA)
 Interface Research Corporation                              Georgia (USA)
 Interface Securitization Corporation                        Delaware (USA)
 Interface Yarns, Inc.                                       Georgia (USA)
 one world learning, inc.                                    Georgia (USA)
 Pandel, Inc.                                                Georgia (USA)
 Prince Street Technologies, Ltd.                            Georgia (USA)
 Re:Source Americas Enterprises, Inc.<F7>                    Georgia (USA)
 Toltec Fabrics, Inc.                                        Georgia (USA)

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[FN]
<F1>     The names of certain subsidiaries which, if considered in the aggregate
         as  a  single   subsidiary,   would  not   constitute  a   "significant
         subsidiary", have been omitted.

<F2>     Interface Europe B.V. (formerly  Interface Heuga B.V.) is the parent of six direct or indirect subsidiaries organized and operating in the Netherlands, and 21 direct or indirect subsidiaries organized and operating outside of the Netherlands.

<F3>     Interface Europe, Ltd. (formerly  Interface Flooring Systems,  Ltd.) is the parent of 19 direct or indirect subsidiaries organized and operating in the United Kingdom and six direct or indirect subsidiaries organized and operating outside the United Kingdom.

<F4>     Interface  Global  Holdings  ApS is  the  parent  of  six  subsidiaries organized and operating in Europe, Canada, Singapore and Hong Kong.

<F5>     Interface  Fabrics Group,  Inc.  (formerly  Guilford of Maine, Inc. and
         Interface Interior Fabrics, Inc.) is the parent of seven direct subsidiaries organized and operating in the United States(including Toltec Fabrics, Inc. and Intek, Inc.) and the United Kingdom.

<F6>     Interface  Overseas  Holdings,  Inc.  is the  parent  of  eight  direct subsidiaries organized and operating in the United States, Europe, Japan, Thailand, China and the British Virgin Islands.

<F7>     Re:Source Americas  Enterprises,  Inc. is the parent of 19 subsidiaries organized and operating in the United States. All of such subsidiaries are commercial floorcovering contractors.